Exhibit 10.24

OPTION EXERCISE AND STOCK TRANSFER RESTRICTION AGREEMENT

This OPTION EXERCISE AND STOCK TRANSFER RESTRICTION AGREEMENT (this “Agreement”), dated as of October 21, 2016 (“Effective Date”), is entered into by and between Mechanical Technology, Incorporated (the “Company”) and [________________], an individual residing at [_______________] who currently serves as a [director][executive officer] of the Company (the “Insider”).  The Company and the Insider are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS

A.        Pursuant to that certain Securities Purchase Agreement by and between the Company and Brookstone Partners Acquisition XXIV, LLC (the “Buyer”), dated even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyer at the Closing shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the Securities Purchase Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

B.        The Insider currently owns vested and unvested options to purchase Common Stock, in the amount set forth opposite his name on Schedule A (collectively, with the other options owned by the Other Insiders (as defined below), the “Options”), pursuant to one or more of the (i) Mechanical Technology, Incorporated Amended and Restated 2006 Equity Incentive Plan, effective June 30, 2011 (the “2006 Plan”), (ii) Mechanical Technology, Incorporated Amended and Restated 2012 Equity Incentive Plan, effective June 14, 2012 (the “2012 Plan”) and (iii) Mechanical Technology, Incorporated 2014 Equity Incentive Plan (the “2014 Plan” and, together with the 2006 Plan and 2012 Plan, the “Plans”).

C.        The other individuals identified on Schedule A hereto are entering into agreements substantially similar to this Agreement simultaneously herewith and shall collectively, for such period of time as such substantially similar agreement is binding on and not terminated with respect to such individual, be referred to as the “Other Insiders”.

D.        The issuance of the Common Shares to the Buyer pursuant to the terms of the Securities Purchase Agreement will cause the acceleration of the vesting of certain Options pursuant to change in control provisions contained in certain of the Company’s Plans or other agreements or arrangements with the Insiders.

E.         Either of the exercise of Options or the purchase or sale of equity securities of the Company by one or more of the Insider or the Other Insiders could cause the Company to experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), which could jeopardize the Company’s ability to utilize its existing net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, and any net unrealized “built-in loss” within the meaning of Sections 382 and 383 of the Code, or any successor or replacement provisions and the Treasury Regulation promulgated thereunder or any other tax attribute the benefit of which is subject to possible limitation under Section 382 of the Code (collectively, “NOLs”).

F.         In furtherance of preserving the Company’s ability to utilize its NOLs, the Insider believes it would be in the best interests of the Company for the Insider to agree to limitations on his ability to exercise his Options and/or purchase equity securities of the Company as set forth herein.

 NOW, THEREFORE, the Company and the Insider hereby agree as follows:

1.                  Restrictions on Option Exercise.  Subject to Section 3(c) (Special Procedure for Exercising Options After Termination of Service) and Section 4(f) (Termination), the Insider hereby agrees to comply with the following limitations on his ability to exercise all Options he owns:

(a)                Limitation on Option Exercise for 2016.  During 2016, Options representing no more than 125,000 shares of Common Stock (the “2016 Maximum”) will be exercised collectively by the Insider and the Other Insiders.  With respect to the Insider, individually, the Insider will be permitted to exercise during 2016 that number of Options that is the product of (i) the 2016 Maximum, multiplied by (ii) that number which is the quotient of (A) the number of vested, but unexercised, Options held by the Insider as of October 21, 2016, divided by (B) the number of vested, but unexercised, Options held by the Insider and all Other Insiders as of October 21, 2016 (the “2016 Insider Option Allocation”); provided, that, during 2016, the Insider will be entitled to exercise his Options in excess of the 2016 Insider Option Allocation to the extent of Option Headroom and in compliance with Section 3(a) hereof.  Any Options exercised during 2016 will be exercised by the Insider solely in compliance with the procedures and authorizations contemplated by Sections 3(a) and 3(c), as applicable.  The number of shares of Common Stock representing the difference between the 2016 Maximum and the number of shares of Common Stock actually issued to the Insider and the Other Insiders upon the exercise of Options in 2016 is referred to herein as the “2016 Balance”.

(b)               Limitation on Option Exercise for 2017.  During 2017, Options representing no more than the sum of (i) 500,000 shares of Common Stock, plus (ii) the 2016 Balance (the “2017 Maximum”) will be exercised collectively by the Insider and the Other Insiders.  With respect to the Insider, individually, the Insider will be permitted to exercise during 2017 that number of Options that is the product of (i) the 2017 Maximum, multiplied by (ii) that number which is the quotient of (A) the number of vested, but unexercised, Options held by the Insider as of January 1, 2017, divided by (B) the number of vested, but unexercised, Options held by the Insider and all Other Insiders as of January 1, 2017 (the “2017 Insider Option Allocation”); provided, that, during 2017, the Insider will be entitled to exercise his Options in excess of the 2017 Insider Option Allocation to the extent of Option Headroom and in compliance with Section 3(a) hereof.  Any Options exercised during 2017 will be exercised by the Insider solely in compliance with the procedures and authorizations contemplated by Sections 3(a) and 3(c), as applicable.  The number of shares of Common Stock representing the difference between the 2017 Maximum and the number of shares of Common Stock actually issued to the Insider and the Other Insiders upon the exercise of Options in 2017 is referred to herein as the “2017 Balance”.

(c)                Limitation on Option Exercise for 2018.  During 2018, Options representing no more than the sum of (i) 500,000 shares of Common Stock, plus (ii) the 2017 Balance (the “2018 Maximum”) will be exercised collectively by the Insider and the Other Insiders.  With respect to the Insider, individually, the Insider will be permitted to exercise during 2018 that number of Options that is the product of (i) the 2018 Maximum, multiplied by (ii) that number which is the quotient of (A) the number of vested, but unexercised, Options held by the Insider as of January 1, 2018, divided by (B) the number of vested, but unexercised, Options held by the Insider and all Other Insiders as of January 1, 2018 (the “2018 Insider Option Allocation”); provided, that, during 2018, the Insider will be entitled to exercise his Options in excess of the 2018 Insider Option Allocation to the extent of Option Headroom and in compliance with Section 3(a) hereof.  Any Options exercised during 2018 will be exercised by the Insider solely in compliance with the procedures and authorizations contemplated by Sections 3(a) and 3(c), as applicable.  The number of shares of Common Stock representing the difference between the 2018 Maximum and the number of shares of Common Stock actually issued to the Insider and the Other Insiders upon the exercise of Options in 2018 is referred to herein as the “2018 Balance”.

(d)               Limitation on Option Exercise for 2019.  During 2019, Options representing no more than the sum of (i) 500,000 shares of Common Stock, plus (ii) the 2018 Balance (the “2019 Maximum”) will be exercised collectively by the Insider and all Other Insiders.  With respect to the Insider, individually, the Insider will be permitted to exercise during 2019 that number of Options that is the product of (i) the 2019 Maximum, multiplied by (ii) that number which is the quotient of (A) the number of vested, but unexercised, Options held by the Insider as of January 1, 2019, divided by (B) the number of vested, but unexercised, Options held by the Insider and all Other Insiders as of January 1, 2019 (the “2019 Insider Option Allocation”); provided, that, during 2019, the Insider will be entitled to exercise his Options in excess of the 2019 Insider Option Allocation to the extent of Option Headroom and in compliance with Section 3(a) hereof.  Any Options exercised during 2019 will be exercised by the Insider solely in compliance with the procedures and authorizations contemplated by Sections 3(a) and 3(c), as applicable.

(e)                Adjustment to Limitations.  The Insider acknowledges that the specified limitations set forth in subparagraphs (a) through (d) above are intended to ensure the exercise of Options will not jeopardize the Company’s ability to utilize its NOLs based on calculations determined as of the date hereof.  Accordingly, notwithstanding anything to the contrary contained herein, the 2016 Maximum, 2016 Balance, 2017 Maximum, 2017 Balance, 2018 Maximum, 2018 Balance and 2019 Maximum may be adjusted internally by the Company, at its sole, good faith discretion, both (x) on a continuous, ongoing basis and (y) following the exercise of Options or purchase/sale of Company equity by the Insider or an Other Insider, solely in order to ensure the exercise of Options by the Insider or Other Insiders will not jeopardize the Company’s ability to utilize its NOLs at the time of any given exercise of Options.  Any such adjustment may take into consideration, among other things, future issuances of securities of the Company, changes to the Company’s capital structure, adjustments, modifications or refinements to the Company’s calculation of NOLs under Section 382 of the Code and changes to applicable provisions of the Code.

2.                  Restrictions on Stock Purchases.  Prior to purchasing any equity securities of the Company, the Insider covenants and agrees to obtain the written consent of the Company prior to any such purchase pursuant to the procedures and authorizations contemplated by Section 3(b).  No transfer of equity of the Company in violation of this Section 2 shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no force or effect and the purported transferee shall not be deemed to be a shareholder or other equityholder of the Company and shall not be entitled to receive a new stock certificate or any dividends or other distributions on or with respect to applicable shares of stock or other equity of the Company.

3.                  Procedures for Exercise of Options & Purchase of Stock.

(a)                Procedure for Exercising Options.

(i)                 Commencing on January 1st and terminating at 11:59pm on September 30th of the fiscal year of exercise, the Insider will be permitted to (A) promptly exercise Options or (B) reserve Options for exercise at a later time during the applicable fiscal year, up to an aggregate amount of his individual 2016 Insider Option Allocation, 2017 Insider Option Allocation, 2018 Insider Option Allocation or 2019 Insider Option Allocation, as applicable, by providing written notice (“Insider Option Initial Exercise Notice”) to the Company.  All Insider Option Initial Exercise Notices must specify the number and type of Options the Insider wishes to exercise and desired date for exercise and must be delivered to the Chief Financial Officer of the Company (the “CFO”).  The CFO shall promptly consult with the audit committee of the board of directors to obtain the audit committee’s authorization to permit such exercise based on the limitations set forth in Section 1.  Following receipt of the audit committee’s authorization, the CFO shall promptly, and in all instances within fifteen (15) business days of receipt of the Insider Option Initial Exercise Notice, advise the Insider in writing as to the maximum number of shares of Common Stock into which his Options may be exercised pursuant to such notice under the limitations set forth in Section 1 and the exercise of such Options will be effected either (x) concurrently therewith, in the case of an immediate exercise of Options pursuant to clause (A) of this Section 3(a)(i), or (y) upon the designated date of exercise, in the case of exercise of Options at a later date pursuant to clause (B) of this Section 3(a)(i).

(ii)               By close of business on October 15th of the applicable fiscal year of the Company, the Company shall provide notice (“Option Headroom Notice”) to the Insider of (A) that number of Options that is the currently binding 2016 Maximum, 2017 Maximum, 2018 Maximum or 2019 Maximum, as applicable, (B) the aggregate number of Options both exercised pursuant to Section 3(a)(i) and to be exercised pursuant to clause (B) of Section 3(a)(i) by the Insider and all Other Insiders during the applicable Company fiscal year and (C) the difference between the numbers referred to in clauses (A) and (B) of this sentence (such difference, the “Option Headroom”).  Following receipt of the Option Headroom Notice and until December 20th of the applicable fiscal year, the Insider may provide notice to the Company (“Insider Option Headroom Exercise Notice”) specifying (x) the number and type of Options the Insider wishes to exercise up to the total Option Headroom as calculated by the Company and (y) the desired date for exercise within the applicable fiscal year.  All Insider Option Headroom Exercise Notices must be delivered to the CFO.  The CFO shall collect Insider Option Headroom Exercise Notices in the order the Company receives properly completed and executed notices from the Insider and Other Insiders; provided, that, in the event it is known by the Company that the Insider or an Other Insider has died or suffered a disability (as defined within the applicable underlying Plan or stock option grant agreement), the Company, the Insider and all Other Insiders shall make reasonable provision to allow such dead or disabled Insider/Other Insider (including through an executor/representative) an opportunity to exercise with respect to the Option Headroom prior to all living, non-disabled Insider/Other Insiders.  Upon receipt of properly completed and executed notices, the CFO shall immediately consult with the audit committee of the board of directors to obtain the audit committee’s authorization to permit such exercise based on the limitations set forth in Section 1 and the restrictions on Option Headroom exercise in this Section 3(a)(ii).  Following receipt of the audit committee’s authorization, the CFO shall promptly, and in all instances within fifteen (15) business days of receipt of the Insider Option Headroom Exercise Notice Requests by the CFO, advise the Insider in writing as to the maximum number of shares of Common Stock into which his Options may be exercised pursuant to the Insider Option Headroom Exercise Notice under the limitations on collective exercise by the Insider and all Other Insiders in Section 1 and restrictions on Option Headroom exercise in this Section 3(a)(ii), and the exercise of such Options will be effected either (xx) concurrently therewith, in the case of an immediate exercise of Options pursuant to this Section 3(a)(ii), or (yy) upon the designated date of exercise, in the case of exercise of Options at a later date pursuant to this Section 3(a)(ii).

(b)               Procedure for Purchasing Stock.  Prior to purchasing any equity securities of the Company, the Insider shall send a notice of such purchase and request for consent (“Purchase Notice”) to the Company specifying (i) the number of shares of stock, convertible securities or other equity of the Company proposed to be purchased, (ii) the proposed purchase price for the same and (iii) the proposed closing date for the purchase of the equity securities at issue (which closing date shall be no later than sixty (60) days from the date of the Purchase Notice).  Purchase Notices must be delivered to the CFO.  The CFO shall promptly consult with the audit committee of the board of directors to obtain the audit committee’s authorization to permit such purchase based solely on preserving the Company’s ability to utilize its NOLs.  Following receipt of the audit committee’s authorization, the CFO shall promptly, and in all instances within fifteen (15) business days of receipt of the Purchase Notice, advise the Insider in writing as to the maximum number of equity securities of the Company which the Insider may purchase pursuant to the subject transaction so as to not jeopardize the Company’s ability to utilize its NOLs at the time of such purchase, which such notice shall constitute Company consent to the transfer (“Company Stock Consent”).  The Insider shall have sixty (60) days from receipt of the Company Stock Consent to purchase the applicable Company securities; provided, that, if the applicable Company securities are not purchased in such sixty (60) day time period, the subject Company securities may not be purchased by the Insider at a subsequent date until a new, additional Company Stock Consent is received by the Insider with respect thereto.

(c)                Special Procedure for Exercising Options After Termination of Service.  Notwithstanding anything to the contrary contained in this Agreement and the Plans (including, without limitation, the Company’s standard stock option grant agreement and any reference to a delineated time period during which Options must be exercised post-termination from the Company), following the termination of the Insider’s service to the Company in his capacity as a director and/or executive officer of the Company, whether due to death, disability or cessation of employment/service, the Insider’s vested Options at the time of such termination will be exercisable until default expiration under the applicable Plan (i.e., ten (10) years from the date of grant), subject, for so long as this Agreement remains in effect pursuant to Section 4(f), to the following limitations on exercise:

(i)                 2016 Termination.  In the event of the termination of the Insider’s employment and/or service at any time between the Effective Date and the end of fiscal year 2016, the terms, conditions and mechanics with respect to the Insider’s exercise of his Options set forth in Exhibit A shall apply.

(ii)               2017 Termination.  In the event of the termination of the Insider’s employment and/or service at any time between January 1, 2017 and the end of fiscal year 2017, the terms, conditions and mechanics with respect to the Insider’s exercise of his Options set forth in Exhibit B shall apply.

(iii)             2018 Termination.  In the event of the termination of the Insider’s employment and/or service at any time between January 1, 2018 and the end of fiscal year 2018, the terms, conditions and mechanics with respect to the Insider’s exercise of his Options set forth in Exhibit C shall apply.

(iv)             2019 Termination.  In the event of the termination of the Insider’s employment and/or service at any time between January 1, 2019 and the end of fiscal year 2019, the terms, conditions and mechanics with respect to the Insider’s exercise of his Options set forth in Exhibit D shall apply.

(v)               Termination for Misconduct.  Notwithstanding anything else herein to the contrary, the Insider’s Options shall terminate in their entirety, regardless of whether such Options are vested, immediately upon:

(1)               If with respect to Options issued pursuant to the 2014 Plan,  the Insider’s discharge of employment or other service relationship for Cause (as defined in the 2014 Plan) or upon the Insider’s commission of any of the following acts during any period following the cessation of the Insider’s employment or other service relationship during which his Options otherwise would be exercisable: (A) fraud on or misappropriation or embezzlement of any funds or property of the Company or any affiliate or (B) breach by the Insider of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions or other similar agreement executed by the Insider for the benefit of the Company or any affiliate, as determined by the Administrator (as defined in the Insider’s option grant or applicable Plan), which determination will be conclusive; and

(2)               If with respect to Options issued pursuant to the 2006 Plan and 2012 Plan, upon the Company’s or any affiliates’ termination of the Insider’s service-providing relationship as a result of the Insider’s Gross Misconduct (as defined in the 2006 Plan or 2012 Plan, as applicable).

(d)               Acknowledgement Regarding Amendment of Plans and Stock Option Grant Agreement.  The Company and the Insider hereby acknowledge and agree that the Insider’s stock option grant agreements are being amended by this Agreement, and the terms of any Option granted under a Plan, as held by the Insider, are being modified by this Agreement to, subject to Section 3(c), (x) remove all references to an expiration of the exercisability of Options within a special, delineated time period following the termination of service to or employment by the Company, and (y) provide that all vested Options are exercisable by the Insider until default expiration under the applicable Plan (i.e., ten (10) years from the date of grant).  In the event this Agreement is terminated pursuant to Section 4(f), the limitations on exercise contemplated by clauses (i) through (v) of Section 3(c) shall terminate, but the exercisability of the Insider’s vested Options until default expiration under the applicable Plan and stock option agreement (i.e., ten (10) years from the date of grant) shall survive indefinitely.

4.                  Miscellaneous.

(a)                Representation of Insider.  The Insider hereby represents that the number of Options set forth opposite his name on Schedule A hereto represents all Options owned by him as of the date hereof.

(b)               Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Albany, State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

(c)                Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile, electronic or ..pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, electronic or .pdf signature.

(d)               Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor, in good faith negotiations, to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)                Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Company and the Insider with respect to the matters discussed herein, and this Agreement, together with the Plans and any related stock option grant materials, contains the entire understanding of the Parties with respect to the matters covered herein.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Insider. No provisions hereto may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought.

(f)                Termination; Survival.  This Agreement, including the limitations and restrictions contained herein, shall terminate upon the earlier of (i) a unanimous, good faith determination by the Board of Directors of the Company that the exercise of all Options owned by the Insider and the Other Insiders would not adversely impact in a material respect the time period in which the Company could use the NOLs or limit or impair the availability to the Company of the NOLs and (ii) 12:01am on January 1, 2022; provided, that, notwithstanding any such termination, the terms and conditions of and amendment to the Insider’s stock option agreements and/or modification of the terms of any Option granted under the underlying Plans contemplated by Section 3(d) shall survive indefinitely.  Following the termination of this Agreement by reason of this Section 4(f), the Insider may both freely exercise his Options during any exercise period contemplated by the Plans or any grant documentation with respect to Options granted to the Insider (including, without limitation, Section 4 of the Company’s standard stock option grant agreement) and freely purchase and sell Company equity.

(g)               Insider Release.  If the Insider exercises Options or purchases equity securities of the Company in compliance with the terms and conditions of this Agreement, the Company hereby releases and discharges the Insider from any and all claims, demands, damages, debts, liabilities, unpaid fees, amounts due, losses, costs, causes of action, expenses (including attorneys’ fees and costs) and obligations of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, asserted or unasserted, contingent or liquidated, past, present or future, which the Company then holds or could thereafter have, arising out of such Option exercise or such purchase or sale of Company securities causing the Company to experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, or otherwise jeopardizing or adversely affecting the NOLs.

(h)               Assignment.  This Agreement and the rights and obligations hereunder may not be assigned or transferred by either Party without the prior written consent of the other Party and any attempt to do so will be void, except that the Insider may assign any and all of its rights, interests and obligations hereunder to any person or entity (including any executor of an estate) who succeeds to the Insider’s estate or property as a result of such Insider’s death, disability, legal incompetence or other similar reason.

(i)                 Option Grant Amendment; Continuity of Plans.  The terms and conditions of Sections 3(c) and (d), and the applicable Exhibits referenced therein, shall be deemed to supersede and be an amendment to the terms and conditions of the Plans and the Insider’s applicable stock option grant agreements with respect to his Options, including, without limitation, the terms and conditions of such Plans and stock option grant agreements making reference to a delineated time period during which the Insider’s Options must be exercised post-termination from the Company.  In the event of a conflict or ambiguity between the amendment contemplated by this Agreement and the stock option grant agreements or underlying Plans of an Insider, the terms and conditions of this Agreement shall control.  Except as specifically provided for in this Agreement, no other changes, amendments or modifications are being made to or conditions or restrictions being placed upon the Insider with respect to any of the Plans or the Insider’s stock option grant materials or the exercise or vesting of any Options pursuant thereto.  Subject to the terms and conditions of this Agreement, the terms of the Plans and the rights and obligations of the parties thereunder shall remain in full force and all of such terms are hereby ratified and confirmed.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Insider and the Company have caused this Option Exercise and Stock Transfer Restriction Agreement to be duly executed as of the date first written above.

COMPANY:

MECHANICAL TECHNOLOGY, INCORPORATED

By:
	Name:	Kevin G. Lynch
	Title:	Chief Executive Officer

INSIDER:
_____________________________________ Name of Insider: ______________________

[Signature Page to Option Exercise and Stock Transfer Restriction Agreement]

Schedule A

Directors and Executive Officers

Name and Title	Number of Options
Frederick W. Jones, Chief Financial Officer and Secretary	9,500 under 2006 Plan 75,000 under 2012 Plan 51,000 under 2014 Plan
Kevin G. Lynch, Director and Chief Executive Officer	175,000 under 2012 Plan 103,000 under 2014 Plan
Thomas J. Marusak, Director	15,000 under 2006 Plan 38,000 under 2012 Plan 42,000 under 2014 Plan
David C. Michaels, Director	25,500 under 2012 Plan 33,000 under 2014 Plan
William P. Phelan, Director	15,000 under 2006 Plan 38,000 under 2012 Plan 33,000 under 2014 Plan
Walter L. Robb, Director	15,000 under 2006 Plan 38,000 under 2012 Plan 18,000 under 2014 Plan
E. Dennis O’Connor, Director	15,000 under 2006 Plan 38,000 under 2012 Plan 18,000 under 2014 Plan

Schedule A - 1

EXHIBIT A

Special Procedure for Exercising Options After Termination of Service During FY 2016

In the event of the termination of the Insider’s employment and/or service at any time between the Effective Date and the end of fiscal year 2016, the following terms, conditions and mechanics with respect to the Insider’s exercise of his Options shall apply:

(a)                The CFO will, within ten (10) business days of the Insider’s termination and after consulting with and receiving authorization from the audit committee of the board of directors, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2016 based on and subject to the applicable 2016 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2016 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2016 up to the 2016 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2016 in excess of the 2016 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2016 Termination Maximum Amount during fiscal year 2016, the unexercised portion of the 2016 Termination Maximum Amount (the “2016 Unexercised Amount”) shall terminate.  In the event Options constituting the 2016 Unexercised Amount terminate, the Company shall be expressly permitted to adjust the 2017 Maximum, 2018 Maximum and 2019 Maximum to account for such termination.

(b)               The CFO will, within five (5) business days of the beginning of fiscal year 2017, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2017 based on and subject to the applicable 2017 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2017 Termination Maximum Amount”).  The Insider may freely exercise during the first ninety (90) days of fiscal year 2017 up to the 2017 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2017 in excess of the 2017 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2017 Termination Maximum Amount during fiscal year 2017, the unexercised portion of the 2017 Termination Maximum Amount (the “2017 Unexercised Amount”) shall terminate.  In the event Options constituting the 2017 Unexercised Amount terminate, the Company shall be expressly permitted to adjust the 2018 Maximum and 2019 Maximum to account for such termination.

(c)                The CFO will, within five (5) business days of the beginning of fiscal year 2018, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2018 based on and subject to the applicable 2018 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2018 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2018 up to the 2018 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2018 in excess of the 2018 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2018 Termination Maximum Amount during fiscal year 2018, the unexercised portion of the 2018 Termination Maximum Amount (the “2018 Unexercised Amount”) shall terminate.  In the event the Options constituting the 2018 Unexercised Amount terminate, the Company shall be expressly permitted to adjust the 2019 Maximum to account for such termination.

Exhibit A - 1

(d)               The CFO will, within five (5) business days of the beginning of fiscal year 2019, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2019 based on and subject to the applicable 2019 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2019 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2019 up to the 2019 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2019 in excess of the 2019 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2019 Termination Maximum Amount during fiscal year 2019, the unexercised portion of the 2019 Termination Maximum Amount shall terminate.

(e)                If, as of January 1, 2020, the Insider owns any remaining vested, but unexercised, Options, the Insider must exercise all such Options within the first ninety (90) days of fiscal year 2020.  In the event the Insider exercises only a portion of such remaining Options, the unexercised portion of such Options shall terminate.

Exhibit A - 2

EXHIBIT B

Special Procedure for Exercising Options After Termination of Service During FY 2017

In the event of the termination of the Insider’s employment and/or service at any time between January 1, 2017 and the end of fiscal year 2017, the following terms, conditions and mechanics with respect to the Insider’s exercise of his Options shall apply:

(a)                The CFO will, within ten (10) business days of the Insider’s termination and after consulting with and receiving authorization from the audit committee of the board of directors, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2017 based on and subject to the applicable 2017 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2017 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2017 up to the 2017 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2017 in excess of the 2017 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2017 Termination Maximum Amount during fiscal year 2017, the unexercised portion of the 2017 Termination Maximum Amount (the “2017 Unexercised Amount”) shall terminate.  In the event Options constituting the 2017 Unexercised Amount terminate, the Company shall be expressly permitted to adjust the 2018 Maximum and 2019 Maximum to account for such termination.

(b)               The CFO will, within five (5) business days of the beginning of fiscal year 2018, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2018 based on and subject to the applicable 2018 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2018 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2018 up to the 2018 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2018 in excess of the 2018 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2018 Termination Maximum Amount during fiscal year 2018, the unexercised portion of the 2018 Termination Maximum Amount (the “2018 Unexercised Amount”) shall terminate.  In the event Options constituting the 2018 Unexercised Amount terminate, the Company shall be expressly permitted to adjust the 2019 Maximum to account for such termination.

(c)                The CFO will, within five (5) business days of the beginning of fiscal year 2019, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2019 based on and subject to the applicable 2019 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2019 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2019 up to the 2019 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2019 in excess of the 2019 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2019 Termination Maximum Amount during fiscal year 2019, the unexercised portion of the 2019 Termination Maximum Amount shall terminate.

Exhibit B - 1

(d)               If, as of January 1, 2020, the Insider owns any remaining vested, but unexercised, Options, the Insider must exercise all such Options within the first ninety (90) days of fiscal year 2020.  In the event the Insider exercises only a portion of such remaining Options, the unexercised portion of such Options shall terminate.

Exhibit B - 1

EXHIBIT C

Special Procedure for Exercising Options After Termination of Service During FY 2018

In the event of the termination of the Insider’s employment and/or service at any time between January 1, 2018 and the end of fiscal year 2018, the following terms, conditions and mechanics with respect to the Insider’s exercise of his Options shall apply:

(a)                The CFO will, within ten (10) business days of the Insider’s termination and after consulting with and receiving authorization from the audit committee of the board of directors, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2018 based on and subject to the applicable 2018 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2018 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2018 up to the 2018 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2018 in excess of the 2018 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2018 Termination Maximum Amount during fiscal year 2018, the unexercised portion of the 2018 Termination Maximum Amount (the “2018 Unexercised Amount”) shall terminate.  In the event the Options constituting the 2018 Unexercised Amount terminate, the Company shall be expressly permitted to adjust the 2019 Maximum to account for such termination.

(b)               The CFO will, within five (5) business days of the beginning of fiscal year 2019, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2019 based on and subject to the applicable 2019 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2019 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2019 up to the 2019 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2019 in excess of the 2019 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2019 Termination Maximum Amount during fiscal year 2019, the unexercised portion of the 2019 Termination Maximum Amount shall terminate.

(c)                If, as of January 1, 2020, the Insider owns any remaining vested, but unexercised, Options, the Insider must exercise all such Options within the first ninety (90) days of fiscal year 2020.  In the event the Insider exercises only a portion of such remaining Options, the unexercised portion of such Options shall terminate.

Exhibit C - 1

EXHIBIT D

Special Procedure for Exercising Options After Termination of Service During FY 2019

In the event of the termination of the Insider’s employment and/or service at any time between January 1, 2019 and the end of fiscal year 2019, the following terms, conditions and mechanics with respect to the Insider’s exercise of his Options shall apply:

(a)                The CFO will, within ten (10) business days of the Insider’s termination and after consulting with and receiving authorization from the audit committee of the board of directors, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2019 based on and subject to the applicable 2019 Insider Option Allocation (as it may have been adjusted pursuant to Section 2(e)) (the “2019 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2019 up to the 2019 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2019 in excess of the 2019 Termination Maximum Amount.

(b)               If, as of January 1, 2020, the Insider owns any remaining vested, but unexercised, Options, the Insider must exercise all such Options within the first ninety (90) days of fiscal year 2020; provided, that the period for exercise of such Options shall be reasonably extended by the Company in the event the Insider’s termination (i) occurred during the last two (2) months of fiscal year 2019 or (ii) was due to death, disability or incapacitation.  In the event the Insider exercises only a portion of such remaining Options, the unexercised portion of such Options shall terminate.

Exhibit D - 1